Exhibit 99.1

Investor Contact:	Brett Ellis
(866) 377-3747
bellis@fairpoint.com

Media Contact:	Jeff Nevins
(207) 648-3088
jnevins@fairpoint.com

FAIRPOINT REACHES AGREEMENT ON OPERATIONAL ISSUES WITH NEW HAMPSHIRE ELECTRIC COOPERATIVE;

GROUP NOW SUPPORTS APPROVAL OF FAIRPOINT’S ACQUISITION OF VERIZON’S LANDLINE OPERATIONS IN THREE-STATE REGION

CONCORD, NH (December 7, 2007)– FairPoint Communications, Inc. (NYSE: FRP) a leading provider of communications services to rural and small urban communities across the country, today announced it has reached an agreement with the New Hampshire Electric Cooperative, Inc. (NHEC), on a variety of operational issues relating to FairPoint’s proposed acquisition of Verizon’s landline network in New Hampshire, Maine and Vermont.

NHEC is a member-owned and controlled electric distributor serving approximately 80,000 members in 116 towns and cities in the state.

NHEC had petitioned as an intervener in the New Hampshire Public Utilities Commission review of FairPoint’s application to acquire Verizon’s landline operations in the state.  As a result of this agreement, NHEC now supports FairPoint’s proposed acquisition of Verizon’s landline operations in New Hampshire.

“We are pleased to receive support from another public utility in New Hampshire,” said Gene Johnson, FairPoint’s chairman and CEO. “We look forward to working closely with NHEC to ensure that all of our respective customers continue to receive the high-level of service they demand and require. NHEC will be of great assistance as we deploy the latest technology offerings so that customers can enjoy expanded broadband availability, higher speeds and increased bandwidth capacity.”

About FairPoint

FairPoint Communications, Inc. is an industry leading provider of communications services to rural and small urban communities across the country. Today, FairPoint owns and operates 30 local exchange companies in 18 states offering advanced communications with a personal touch including local and long distance voice, data, Internet, video and broadband services. FairPoint is traded on the New York Stock Exchange under the symbol FRP.  Learn more at www.fairpoint.com.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission ("SEC"), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.  Source: FairPoint Communications, Inc., www.fairpoint.com.

FairPoint has filed, and the SEC has declared effective, a registration statement in connection with the proposed merger.  FairPoint urges investors to read these documents and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents and FairPoint’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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